Exhibit 99.(a)(1)(D)

Form of Eligible Option Information Sheet

Name:

Steps to properly complete this Eligible Option Information Sheet:	Step 1: Check the box for the eligible option grant you want to exchange
Step 2: Sign the appropriate election where indicated.
Step 3: Return along with your Election Form to Roy Burchill no later than 4:00 p.m., Pacific Time, on December 19, 2012.

If you elect to participate in the exchange offer, this sheet must be properly completed, signed and submitted with your Election Form no later than 4:00 p.m., Pacific Time, on December 19, 2012. If this sheet is not properly completed, signed and submitted with your Election Form, your Election Form will be rejected.

Option Grant No.	Option Grant Type	Option Grant Date	Option Exercise Price (USD)	# of Shares Eligible for Exchange	CHECK THE BOX BELOW IF YOU WANT TO EXCHANGE THE GRANT

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TO INDICATE YOUR ELECTION, SIGN ON THE APPROPRIATE SIGNATURE LINE BELOW.	Signature

I elect to exchange ALL of my eligible options

I do not want to exchange ANY of my eligible options

I elect to exchange ONLY the eligible options checked in the boxes above

1.	Only options with exercise prices greater than or equal to $2.85 will be exchanged. This information sheet lists only your options with exercise prices greater than or equal to $2.85. Each option you elect to tender for exchange must be tendered in whole. If you would like to review all of the options granted to you by Alphatec Holdings, Inc. , please login and review your E*Trade account at www.etrade.com. If you encounter problems while gaining access to the website, please contact E*Trade at 1-800-838-0908 for assistance.

2.	Each new option grant will be subject to the following vesting schedule:
a.	One-third of the each option granted will vest on the first anniversary of the grant date.
b.	The remaining portion of each option will vest in equal quarterly installments over the eight quarters following the first anniversary of the grant date.

3.	The same number of shares will be granted in exchange for tendered eligible options.

4.	The exercise price per share for your new option grant will be equal to the higher of: (i) 115% of the closing price of Alphatec Holdings, Inc. common stock as reported on NASDAQ on the date of grant of the new option; and (ii) $2.00. Your new option grant will have a term of seven years from the new grant date.